LAW OFFICES Ballard Spahr Andrews & Ingersoll, LLP 1735 MARKET STREET, 51ST FLOOR PHILADELPHIA, PENNSYLVANIA 19103-7599 215-665-8500 FAX: 215-864-8999 www.ballardspahr.com	BALTIMORE, MD BETHESDA, MD DENVER, CO LAS VEGAS, NV LOS ANGELES, CA PHOENIX, AZ SALT LAKE CITY, UT VOORHEES, NJ WASHINGTON, DC WILMINGTON, DE

April 25, 2008

By Federal Express

Old Mutual Funds II c/o Old Mutual Capital, Inc. 4643 S. Ulster Street, Suite 600 Denver, Colorado 80237

Re:	Old Mutual Large Cap Growth Fund

Ladies and Gentlemen:

We have acted as counsel to Old Mutual Funds II, a statutory trust organized under the laws of the State of Delaware (the “Trust”), in connection with that certain Plan of Reorganization dated as of December 18, 2007 (the “Plan”) by and among the Trust, on behalf of Old Mutual Large Cap Growth Fund (“Selling Fund”), a series portfolio of the Trust, and Old Mutual Large Cap Growth Concentrated Fund (“Buying Fund”), also a series portfolio of the Trust, which provides for the reorganization of Selling Fund with and into Buying Fund (the “Reorganization”).

Pursuant to the Plan, all of the assets of Selling Fund will be transferred to Buying Fund, Buying Fund will assume all of the liabilities of Selling Fund, and the Trust will reclassify all of the issued and outstanding Class A, Class C, Institutional Class, and Class Z shares of Selling Fund (the “Selling Fund Shares”) and change such shares, respectively, into Class A, Class C, Institutional Class, and Class Z shares of Buying Fund (the “Buying Fund Shares”) based upon their respective net asset values. Pursuant to the Plan, the Trust will issue the number of shares of Class A, Class C, Institutional Class, and Class Z shares of Buying Fund to shareholders of Class A, Class C, Institutional Class, and Class Z shares of Selling Fund, respectively, having an aggregate net asset value equal to the aggregate net asset value of their shares of Selling Fund immediately prior to the Reorganization.

Pursuant to the Plan, the value of each Selling Fund shareholder’s account with Buying Fund after the Reorganization will be the same as the value of such shareholder’s account with Selling Fund immediately prior to the Reorganization.

DMEAST #9941929 v3

Old Mutual Funds II

April 25, 2008

In connection with our rendering this opinion, we have examined copies of the following documents:

1.	The Trust’s Certificate of Trust;

2.         The Amended and Restated Agreement and Declaration of Trust dated March 1, 2006 (the “Trust Agreement”);

3.         Resolutions of the Board of Trustees adopted on December 18, 2007 with respect to the Reorganization;

4.         A Good Standing Certificate for the Trust issued by the Department of State of Delaware on April 21, 2008;

5.         The Certificate of Tabulation dated April 22, 2008 of Broadridge Financial Solutions, Inc. with respect to the vote of the shareholders of the Selling Fund in connection with the Reorganization;

6.         The Affidavit of Mailing dated March 3, 2008 with respect to the Special Meeting of Shareholders of the Selling Fund;

7.         The letter from Old Mutual Capital, Inc. addressed to the Securities and Exchange Commission (the “SEC”) dated January 14, 2008;

8.         A one-page analysis of the effect of uncashed Fair Fund checks on the Selling Fund and Buying Fund;

9.         The Registration Statement on Form N-14 registration number 333-148285, with respect to the Buying Fund Shares to be issued to the shareholders of the Selling Fund pursuant to the Plan, as described above, filed by the Trust with the SEC on December 21, 2007, amended on January 18, 2008, and declared effective by the SEC on January 22, 2008 (the “Registration Statement”);

10.	The Plan; and

11.       Originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed necessary or advisable for purposes of rendering this opinion.

As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Trust including the information set forth in the form of the Certificate in Support of Legal Opinion attached hereto which has been executed by an officer of the Trust. In particular, the opinion expressed below is based on the understanding that no stop order suspending the effectiveness of the Registration Statement has been issued.

DMEAST #9941929 v3

Old Mutual Funds II

April 25, 2008

In all cases, we have assumed the legal capacity and competence of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified, conformed, photostatic or facsimile copies and the accuracy and completeness of all corporate records and other information made available to us by the Trust.

Based on the foregoing, we are of the opinion that the Buying Fund Shares have been duly authorized and, when issued and delivered by the Trust to the shareholders of Selling Fund in accordance with the terms and conditions of the Plan, will be validly issued, fully paid, and nonassessable.

We express no opinion concerning the laws of any jurisdiction other than the Federal laws of the United States of America and the Delaware Statutory Trust Act. Without intending any limitation on the generality of the foregoing, we express no opinion on the state securities or “Blue Sky” law of any jurisdiction.

Both the Delaware Statutory Trust Act and the Trust Agreement provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust’s obligations to the extent that the courts of another state which does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of a fund for all loss and expense of any shareholder held personally liable for the obligations of such fund. Therefore, the risk of any shareholder’s incurring financial loss beyond such shareholder’s investment due to shareholder liability is limited to circumstances in which a fund is unable to meet its obligations or the express limitation of shareholder liabilities is determined not to be effective.

We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to our firm under the following captions under the headings “The Merger -- Federal Income Tax Consequences,” “The Merger -- Other Conditions” and “Legal Matters,” in the combined Proxy Statement/Prospectus for Selling Fund, which is included in the Registration Statement.

Very truly yours,

/s/ Ballard Spahr Andrews & Ingersoll, LLP

DMEAST #9941929 v3

LAW OFFICES Ballard Spahr Andrews & Ingersoll, LLP 1735 MARKET STREET, 51ST FLOOR PHILADELPHIA, PENNSYLVANIA 19103-7599 215-665-8500 FAX: 215-864-8999 www.ballardspahr.com	BALTIMORE, MD BETHESDA, MD DENVER, CO LAS VEGAS, NV LOS ANGELES, CA PHOENIX, AZ SALT LAKE CITY, UT VOORHEES, NJ WASHINGTON, DC WILMINGTON, DE

April 25, 2008

By Federal Express

Old Mutual Funds II c/o Old Mutual Capital, Inc. 4643 S. Ulster Street, Suite 600 Denver, Colorado 80237

Re:	Old Mutual Large Cap Fund

Ladies and Gentlemen:

We have acted as counsel to Old Mutual Funds II, a statutory trust organized under the laws of the State of Delaware (the “Trust”), in connection with that certain Plan of Reorganization dated as of December 18, 2007 (the “Plan”) by and among the Trust, on behalf of Old Mutual Large Cap Fund (“Selling Fund”), a series portfolio of the Trust, and Old Mutual Focused Fund (“Buying Fund”), also a series portfolio of the Trust, which provides for the reorganization of Selling Fund with and into Buying Fund (the “Reorganization”).

Pursuant to the Plan, all of the assets of Selling Fund will be transferred to Buying Fund, Buying Fund will assume all of the liabilities of Selling Fund, and the Trust will reclassify all of the issued and outstanding Class A, Class C, Institutional Class, and Class Z shares of Selling Fund (the “Selling Fund Shares”) and change such shares, respectively, into Class A, Class C, Institutional Class, and Class Z shares of Buying Fund (the “Buying Fund Shares”) based upon their respective net asset values. Pursuant to the Plan, the Trust will issue the number of shares of Class A, Class C, Institutional Class, and Class Z shares of Buying Fund to shareholders of Class A, Class C, Institutional Class, and Class Z shares of Selling Fund, respectively, having an aggregate net asset value equal to the aggregate net asset value of their shares of Selling Fund immediately prior to the Reorganization.

Pursuant to the Plan, the value of each Selling Fund shareholder’s account with Buying Fund after the Reorganization will be the same as the value of such shareholder’s account with Selling Fund immediately prior to the Reorganization.

DMEAST #9941931 v2

Old Mutual Funds II

April 25, 2008

In connection with our rendering this opinion, we have examined copies of the following documents:

1.	The Trust’s Certificate of Trust;

2.         The Amended and Restated Agreement and Declaration of Trust dated March 1, 2006 (the “Trust Agreement”);

3.         Resolutions of the Board of Trustees adopted on December 18, 2007 with respect to the Reorganization;

4.         A Good Standing Certificate for the Trust issued by the Department of State of Delaware on April 21, 2008;

5.         The Certificate of Tabulation dated April 22, 2008 of Broadridge Financial Solutions, Inc. with respect to the vote of the shareholders of the Selling Fund in connection with the Reorganization;

6.         The Affidavit of Mailing dated March 3, 2008 with respect to the Special Meeting of Shareholders of the Selling Fund;

7.         The letter from Old Mutual Capital, Inc. addressed to the Securities and Exchange Commission (the “SEC”) dated January 14, 2008;

8.         The Registration Statement on Form N-14 registration number 333-148285, with respect to the Buying Fund Shares to be issued to the shareholders of the Selling Fund pursuant to the Plan, as described above, filed by the Trust with the SEC on December 21, 2007, amended on January 18, 2008, and declared effective by the SEC on January 22, 2008 (the “Registration Statement”);

9.	The Plan; and

10.       Originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed necessary or advisable for purposes of rendering this opinion.

As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Trust including the information set forth in the form of the Certificate in Support of Legal Opinion attached hereto which has been executed by an officer of the Trust. In particular, the opinion expressed below is based on the understanding that no stop order suspending the effectiveness of the Registration Statement has been issued.

In all cases, we have assumed the legal capacity and competence of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified,

DMEAST #9941931 v2

Old Mutual Funds II

April 25, 2008

conformed, photostatic or facsimile copies and the accuracy and completeness of all corporate records and other information made available to us by the Trust.

Based on the foregoing, we are of the opinion that the Buying Fund Shares have been duly authorized and, when issued and delivered by the Trust to the shareholders of Selling Fund in accordance with the terms and conditions of the Plan, will be validly issued, fully paid, and nonassessable.

We express no opinion concerning the laws of any jurisdiction other than the Federal laws of the United States of America and the Delaware Statutory Trust Act. Without intending any limitation on the generality of the foregoing, we express no opinion on the state securities or “Blue Sky” law of any jurisdiction.

Both the Delaware Statutory Trust Act and the Trust Agreement provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust’s obligations to the extent that the courts of another state which does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of a fund for all loss and expense of any shareholder held personally liable for the obligations of such fund. Therefore, the risk of any shareholder’s incurring financial loss beyond such shareholder’s investment due to shareholder liability is limited to circumstances in which a fund is unable to meet its obligations or the express limitation of shareholder liabilities is determined not to be effective.

We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to our firm under the following captions under the headings “The Merger -- Federal Income Tax Consequences,” “The Merger -- Other Conditions” and “Legal Matters,” in the combined Proxy Statement/Prospectus for Selling Fund, which is included in the Registration Statement.

Very truly yours,

/s/ Ballard Spahr Andrews & Ingersoll, LLP

DMEAST #9941931 v2